UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

AMENDED SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14C
of the Securities Exchange Act of 1934, as amended

[X]  Filed by the Registrant                                                                           [  ]  Filed by a Party other than the Registrant

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[  ]   Definitive Information Statement
[  ]   Confidential, for Use of the Commission (as permitted by Rule 14c)

BROADLEAF CAPITAL PARTNERS, INC.
(Name of Registrant as Specified in its Charter)

Name of Person(s) Filing Information Statement, if other than Registrant: N/A

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(1)	Title of each class of securities to which transaction applies: _____________________________.

(2)	Aggregate number of securities to which the transaction applies: _________________________.

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11
(Set forth the amount of the of which the filing fee is calculated and state how it was determined: _______________________________________.

(4)	Proposed maximum value of transaction: ____________________________________________.

(5)	Total fee paid: _________________________________________________________________.

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BROADLEAF CAPITAL PARTNERS, INC.
201 S. Laurel
Luling, TX 78648

INFORMATION STATEMENT

This Information Statement (the “Information Statement”) is being furnished to all holders of shares of Common Stock, par value $0.001 per share (“Common Stock”), all holders of shares of of Series B Preferred Stock, par value $0.01 per share (“Series B Preferred Stock”) and to all holders of shares of Series C Preferred Stock, par value $0.01 per share (“Series C Preferred Stock”) of record at the close of business on  May 23, 2014 (collectively, the “Stockholders”) of Broadleaf Capital Partners, Inc., a Nevada corporation (the “Company”), with respect to a proposed corporate action of the Company.  This Information Statement is first being provided to the Stockholders on or about _______________, 2014.

            The corporate action involves four (4) proposals (the “Proposals”) providing for the following:

1.  To approve a change of name to EnergyTek Corp.

2.  To approve the increase in the total number of authorized shares of common stock from Two Hundred Fifty Million (250,000,000) to Five Hundred Million (500,000,000).

3.  To approve a 1-for-150 reverse stock split of the issued and outstanding shares of Common Stock, such that each One Hundred Fifty (150) shares of Common Stock, $0.001 par value, issued and outstanding immediately prior to the effective date (the “Old Common Stock”) shall be recombined, reclassified and changed into One (1) share of the corporation's Common Stock, $0.001 par value (the “New Common Stock”), with any fractional interest rounded up to the nearest whole share (the “Reverse Stock Split”)

4.   To confirm and ratify that on May 4, 2012, both the Board of Directors and the Stockholders at a Stockholder meeting held that day, voted to elect to no longer be registered as an Investment Company under the Investment Company Act of 1940 due to the Company being primarily engaged, directly or through wholly-owned subsidiaries, in a business other than that of investing, reinvesting, owning, holding or trading in securities and ratifying and instructing that the Company file a Form N-54C notifying the Securities and Exchange Commission and formalizing such election.

ONLY THE STOCKHOLDERS OF RECORD AT THE CLOSE OF BUSINESS ON MAY 23, 2014 ARE ENTITLED TO NOTICE OF THE PROPOSAL.  PRINCIPAL STOCKHOLDERS WHO COLLECTIVELY HOLD SEVENTY-SIX AND 34/100 PERCENT  (76.34%) OF THE COMPANY’S SHARES OF VOTING CAPITAL STOCK ENTITLED TO VOTE ON THE PROPOSAL HAVE VOTED IN FAVOR OF THE PROPOSAL.  AS A RESULT, THE PROPOSALS HAVE BEEN APPROVED WITHOUT THE AFFIRMATIVE VOTE OF ANY OTHER STOCKHOLDERS OF THE COMPANY.

BY ORDER OF THE BOARD OF DIRECTORS

By: /s/  Donna Steward                                                      `
Donna Steward, Secretary

Luling, Texas

_____________, 2014

 TABLE OF CONTENTS

ABOUT THE INFORMATION STATEMENT	3
What Is The Purpose Of The Information Statement?	3
Who Is Entitled To Notice?	3
PRINCIPAL STOCKHOLDERS	4
Who Are the Principal Stockholders and How Many Votes Are They Entitled to Cast?	4
What Corporate Matters Have the Principal Stockholders Voted For	4
What Are The Recommendations of the Board of Directors?	4
What Vote Is Required To Approve Each Proposal?	4
PRINCIPAL OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMNT	5
(A) Security Ownership of Management	5
(B) Security Ownership of Certain Beneficial Owners	5
DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS	5
EXECUTIVE COMPENSATION	6
Summary of Compensation	6
Outstanding Equity Awards at Fiscal Year-End	6
Employment Contracts	6
DESCRIPTION OF SECURITIES	6
Common Stock	7
Preferred Stock	8
Options	11
Warrants	11
ANTI-TAKEOVER EFFECTS OF PROVISIONS OF THE ARTICLES OF INCORPORATION, BYLAWS AND NEVADA LAW	11
INTEREST OF CERTAIN PERSONS IN OR OPPOSITION TO MATTERS TO BE ACTED UPON	12
ADDITIONAL INFORMATION	12
PROPOSAL 1 – CHANGE OF NAME	13
Purpose of the Change of Name	13
Potential Effects of the Change of Name	13
Summary of Advantages And Disadvantages Of Change of Name	13
Recommendation Of The Board Of Directors	13
No Voting of Stockholders Required	13
PROPOSAL 2 – INCREASE IN AUTHORIZED NUMBER OF SHARES OF COMMON STOCK OF THE COMPANY	13
Purpose of the Increase in the Number of Authorized Shares of Common Stock	13
Potential Effects of the Increase in Number of Authorized Shares of Common Stock	13
Summary of Advantages and Disadvantages of Increase in Number of Authorized Shares of Common Stock	14
Recommendation of the Board of Directors	14
No Voting of Stockholders Required	14
PROPOSAL 3 – REVERSE STOCK SPLIT OF COMPANY'S COMMON STOCK	14
Purpose of a Reverse Stock Split of the Company's Common Stock	14
Potential Effects of the Reverse Stock Split	15
Effectiveness of Reverse Stock Split	15
Summary of Advantages and Disadvantages of Reverse Stock Split	16
Recommendation of the Board of Directors	16
No Voting of Stockholders Required	16
PROPOSAL 4 – ELECT TO CEASE BEING AN INVESTMENT COMPANY	16
Purpose of the Election and Ratification	16
Potential Effects of the Election and Ratification	16
Summary of Advantages and Disadvantages of Election and Ratification	17
Recommendation of the Board of Directors	17
No Voting of Stockholders Required	17
DELIVERY OF DOCUMENTS TO SECURITY HOLDERS SHARING AN ADDRESS	17

BROADLEAF CAPITAL PARTNERS, INC.
201 S. Laurel
Luling, TX 78648
_________________________

INFORMATION STATEMENT
_________________________

This Information Statement (this “Information Statement”) contains information related to certain corporate actions of Broadleaf Capital Partners, Inc., a Nevada corporation (the “Company”), and is expected to be mailed on or about _________________, 2014 to all holders of shares of Common Stock, par value $0.001 per share (“Common Stock”), all holders of shares of Series B Preferred Stock, par value $0.01 per share (“Series B Preferred Stock”) and to all holders  of Series C Preferred Stock, par value $0.01 per share (“Series C Preferred Stock”) and all holders of shares of record at the close of business on May 23, 2014 (collectively, the “Stockholders”)

ABOUT THE INFORMATION STATEMENT

What Is The Purpose Of The Information Statement?

This Information Statement is being provided pursuant to Section 14 of the Securities Exchange Act of 1934, as amended, to notify the Stockholders, as of the close of business on May 23, 2014 (the “Record Date”), of the corporate actions taken pursuant to the written consent of certain principal stockholders.

Specifically, on May 24, 2014, a holder of our Series C Preferred Stock voted to approve the corporate matters outlined in this Information Statement, consisting of: (i) To approve a change of name to EnergyTek Corp. (ii) To approve an increase in the number of authorized shares of Common Stock from Two Hundred Fifty Million (250,000,000) to Five Hundred Million (500,000,000); (iii)To  approve a 1-for 150 reverse split of the issued and outstanding shares of Common Stock, such that each One Hundred Fifty (150) shares of Common Stock, $0.001 par value, issued and outstanding immediately prior to the effective date (the “Old Common Stock”) shall be recombined, reclassified and changed into One (1) share of the corporation's Common Stock, $0.001 par value (the “New Common Stock”), with any fractional interest rounded up to the nearest whole share (the “Reverse Stock Split”), and (iv) to confirm and ratify that on May 4, 2012, both the Board of Directors and the Stockholders at a Stockholder meeting held that day, voted to elect to no longer be registered as an Investment Company under the Investment Company Act of 1940 due to the Company being primarily engaged, directly or through wholly-owned subsidiaries, in a business other than that of investing, reinvesting, owning, holding or trading in securities and ratifying and instructing that the Company file a Form N-54C, notifying the Securities and Exchange Commission  and formalizing such election.

Who Is Entitled To Notice?

All holders of shares of Series B Preferred Stock, Series C Preferred Stock  and Common Stock on the close of business on the Record Date will be entitled to notice of each matter voted upon by the principal stockholders pursuant to the written consent of the principal stockholders.  Specifically, the holder of all outstanding shares of Series C Preferred Stock, which constitute a majority of all shares eligible to vote, has voted in favor of the Proposal listed in this notice.  Under Nevada corporate law Section NRS 78.320, all the activities requiring stockholder approval may be taken by obtaining the written consent and approval of more than a majority (greater than 50.00%) of the holders of voting stock in lieu of a meeting of the stockholders.

Because the holder of Seventy-six and 34/100 percent (76.34%) of the collective voting rights of the Series B Preferred, Series C Preferred Stock and Common Stock, voted in favor of the Proposal, no action by the minority stockholders in connection with the Proposals set forth herein is required.

PRINCIPAL STOCKHOLDERS

Who Are The Principal Stockholders And How Many Votes Are They Entitled to Cast?

Texas Gulf Oil & Gas, Inc. is the holder of 900 shares of Series C Preferred Stock or 100% of the 900 issued and outstanding shares of Series C Preferred Stock as of the Record Date.  The voting rights of Texas Gulf Oil & Gas, Inc. represent 76.34% of the total issued and outstanding voting rights of the Company.

What Corporate Matters Have The Principal Stockholders Voted For?

The principal stockholder that holds a greater than a majority, 76.34% of the total issued and outstanding voting rights of the Company has voted by written consent for the approval and ratification of both of the Board of Directors proposal described in this Information Statement. (1)

Series of Stock	Shareholder	Shares in Series	Percent of Ownership in Series	Percent of All Voting Rights
Series C Preferred	Texas Gulf Oil & Gas, Inc. 123 North Post Oak Lane Suite 440 Houston, TX 77024	900	100.00%	76.34%
 Notes:

(1) Based on 900 shares of Series C Preferred stock, with voting rights equal to 540,000,000 shares of our common stock issued and outstanding as of May 23, 2014. Under Rule 13d-3, certain shares may be deemed to be beneficially owned by more than one person (if, for example, persons share the power to vote or the power to dispose of the shares). In addition, shares are deemed to be beneficially owned by a person if the person has the right to acquire the shares (for example, upon exercise of an option) within 60 days of the date as of which the information is provided. In computing the percentage ownership of any person, the amount of shares outstanding is deemed to include the amount of shares beneficially owned by such person (and only such person) by reason of these acquisition rights. As a result, the percentage of outstanding shares of any person as shown in this table may not necessarily reflect the person’s actual ownership or voting power with respect to the number of shares of common stock actually outstanding on May 23, 2014.

What is the Recommendation of the Board of Directors?

On May 15, 2014, the Board of Directors unanimously adopted resolutions approving the Proposals.  The Board of Directors recommends adoption of the Proposals.

What Vote is Required to Approve the Proposal?

A vote of the majority of the voting right of capital stock is required to approve the Proposals.  As a result, a vote to approve the Proposals by a majority of the aggregate voting rights held by a holder of Series C Preferred Stock is sufficient to approve the Proposal.  In this instance, 76.34% of the voting right of the outstanding shares of voting stock have approved the Proposals.

PRINCIPAL OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

 Security Ownership

The following tables set forth certain information concerning the number of shares of our capital stock owned beneficially as of May 24, 2014 by: (i) each person (including any group) known to us to own more than five percent (5%) of any Series of our voting securities, (ii) our directors, and our named executive officers.
Unless otherwise indicated, the stockholders listed possess sole voting and investment power with respect to the shares shown.

Title of Series	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percentage of Ownership(1)	Percentage of all Votring Rights(1)
DIRECTORS AND EXECUTIVE OFFICERS
Common Stock	Damon L. Wagley (2) President and Director	-0-	-0-	-0-
Common Stock	Donna Steward (2) Secretary, Treasurer and Director	9,425,000 (Direct)	5.62%	1.33%
Common Stock	Charles Snipes (2) Director	1,800,000 (Direct)	1.08%	0.25%
Common Stock	All Directors and Executive Officers	11,225,000 (Direct)	6.70%	1.58%
5% SHAREHOLDERS
Common Stock	J. Michael King 3887 Pacific Street Las Vegas, NV 89146	15,050,000 (Direct)	9.00%	2.13%
Common Stock	Robert Anderson 6290 Severin Dr. La Mesa, CA 91942	11,450,000 (Direct)	6.83%	1.62%
Series B Preferred Stock	Litigation Capital, Inc. 1062 Indiantown Road Suite 400 Jupiter, FL 33477	300,000 (Direct)	100.00%	0.04%
Series C Preferred Stock	Texas Gulf Oil & Gas, Inc. 123 North Post Oak Lane Suite 440 Houston, TX 77024	900 (Direct)	100.00%	76.34%

Notes:
(1) Based on 167,097,874 shares of our Common Stock, 300,000 shares of our Series B Preferred Stock issued and 900 shares of our Series C Preferred Stock issued and outstanding on May 23, 2014, with each share of Series C Preferred Stock having the equivalent of 600,000 votes and voted with the common shares and each share of Series B Preferred Stock having the equivalent of 1 vote and voted with the common shares.  Under Rule 13d-3, certain shares may be deemed to be beneficially owned by more than one person (if, for example, persons share the power to vote or the power to dispose of the shares). In addition, shares are deemed to be beneficially owned by a person if the person has the right to acquire the shares (for example, upon exercise of an option) within 60 days of the date as of which the information is provided. In computing the percentage ownership of any person, the amount of shares outstanding is deemed to include the amount of shares beneficially owned by such person (and only such person) by reason of these acquisition rights. As a result, the percentage of outstanding shares of any person as shown in this table may not necessarily reflect the person’s actual ownership or voting power with respect to the number of shares of common stock actually outstanding on ______________, 2014.
(2)  The address is 201 S. Laurel, Luling, TX 78648

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

We have no promoters or control persons required to be disclosed.  Our executive officers and directors and their ages and titles as of ___________________, 2014 are as follows:

Name and Address of Officer/Director(1)	Age	Position
Damon L. Wagley	50	President and Director
Donna Steward	72	Secretary, Treasurer and Director
Charles Snipes	92	Director
Notes:  (1) The address is 201 S. Laurel, Luling, TX 78648

Damon L. Wagley, President and a Director.  Mr. Wagley was elected as President and a Director on April 14, 2014.   From June 1988 to present, Mr. Wagley has been employed by Wagley Offshore-Onshore, Inc. of Port Hueneme, California, a family owned oil and gas exploration company founded by his father in 1952.  Mr. Wagley's current position is Executive Vice President.  His responsibilities include the management of bids and implementation of awarded contracts, specifically oversight of fabrication and construction projects at an onshore fabrication shop.  He has been involved in the drilling of 39 onshore and offshore wells and related work in Texas, California and the North Sea. From March 2007 to present, he has served as President of G.O.G. Fields, Inc. of Lockhart, Texas.  His duties include the exploration, production and sales of oil in and around the Central Texas area as well as maintaining compliance with local regulatory entities such as Texas Railroad Commission, Texas State Comptroller, Texas Secretary of State and Texas DOT.  He also oversaw the acquisition of G.O.G. Fields, Inc. for an international IPO based in Frankfurt, Germany.  From April 2011 until March 31, 2014, Mr. Wagley served as President of Texas Gulf Oil & Gas, Inc.  On April 14, 2014, following the acquisition of certain assets of Texas Gulf Oil & Gas, Inc. by  Texas Gulf Exploration & Production, Inc., a wholly owned subsidiary of the Company, on March 31, 2014, Mr. Wagley was named President and Director of the Company as well as President and a director of its subsidiary, Texas Gulf Exploration & Production, Inc.

Donna Steward, Secretary, Treasurer, and a Director.  Ms. Steward was elected as and officer an director in January 2004.  She has over 37 years of experience in the banking industry in credit management and managing operations both domestic and international. Having worked in various management positions within that industry.   She  has maintained  a  long  working  relationship  with  her  clients with that "extra attention to achieve success.  Ms.  Steward has her own Mortgage Company since 1995, consulting and negotiating with banks.   Ms.  Steward is a licensed real estate broker and insurance broker in the State of California. Ms Steward. is very active in the local community and serves on several boards. Currently she is on the board of Storage Suites America (SSUA-OTC) as well as a number of privately held companies.

Charles Snipes, Director. Mr. Snipes was elected a director on in January 2004.  He was born  in  Arizona, raised in Southern California, product of the  local  school system.  Graduated from UCLA in Business and Accounting.  Spent 5 years in the Navy during World War  II.   Involved  in  various  business firms as employee, manager, and owner for 25 years.  From 1973 to 1993, when he sold the business, President of an internal oil service company, with offices  in 20 states and 16 foreign countries.  Since 1993, he has been involved in various  aspects of the self-storage  business,  as  well  as serving on several Boards in a consulting capacity.

Term of Office

Members of our board of directors are appointed to hold office until the next annual meeting of our stockholders or until his or her successor is elected and qualified, or until he or she resigns or is removed in accordance with the provisions of the Nevada Revised Statutes. Our officers are appointed by our board of directors and hold office until removed by the board.

Significant Employees

We have no significant employees, other than our executive officers.

Committees of the Board of Directors

We do not presently have a separately constituted audit committee, compensation committee, nominating committee, executive committee or any other committees of our board of directors.

Audit Committee Financial Expert

Not applicable, as we do not presently have an audit committee.

Director Independence

Quotations for our common stock are entered on the OTC Bulletin Board inter-dealer quotation system, which does not have director independence requirements. For purposes of determining director independence, we have applied the definitions set out in NASDAQ Rule 4200(a)(15). Under NASDAQ Rule 4200(a)(15), a director is not considered to be independent if he or she is also an executive officer or employee of the corporation.  Each of our directors acts as an executive officer of the corporation.

EXECUTIVE COMPENSATION

Summary of Compensation

We did not pay any compensation to our executive officers and director during the fiscal year ended December 31, 2013, other than we paid an aggregate of $9,000 to J. Michael King, our former President

Outstanding Equity Awards at Fiscal Year-End

As of December 31, 2013, we did not have any outstanding equity awards.

Employment Contracts

We have no employment contracts, termination of employment or change-in-control arrangements with any of our executive officers or other employees.

DESCRIPTION OF SECURITIES

The current authorized capital stock of our Company consists of Two Hundred Fifty Million (250,000,000) shares of Common Stock, par value $0.001 per share and Ten Million (10,000,000) shares of Preferred Stock, par value $0.01.  As of May 23, 2014, 167,097,874 shares of Common Stock , 900 shares of Series C Preferred Stock and 300,000 shares of Series B Preferred Stock were issued and outstanding.  No Common or Preferred shares have been issued since May 23, 2014.   The following description is a summary of the capital stock of our Company and contains the material terms of our voting capital stock. Additional information can be found in our Certificate of Incorporation, the respective Certificate of Designations of the various series of preferred stock and our Bylaws.

Common Stock

On May 23, 2014 (the “Record Date”), there were 167,097,874 shares of Common Stock issued and outstanding. Each share of Common Stock entitles the holder to one (1) vote on each matter submitted to a vote of our stockholders, including the election of Directors. There is no cumulative voting.  The holders of our Common Stock are entitled to receive ratably such dividends, if any, as may be declared from time to time by the Board. Common Stock holders have no preemptive, conversion or other subscription rights. There are no redemption or sinking fund provisions related to the Common Stock. In the event of liquidation, dissolution or winding up of the Company, our Common Stock holders are entitled to share ratably in all assets remaining after payment of liabilities, subject to prior distribution rights of preferred stock, if any, then outstanding.

Preferred Stock

Series B Preferred Stock

On May 23, 2014, there were 300,000 shares of Series B Preferred Stock outstanding.  The following provisions apply to the Series B Preferred Stock, as set forth in the Certificate of Designations filed with the Nevada Secretary of State of March 21, 2014:

DIVIDEND RIGHTS

2.1  Dividends and Distributions.

(a)  The holders of the then outstanding shares of Series B Preferred Stock will be entitled to receive, when, as and if declared by the Board of Directors out of funds of the Company legally available therefor, non-cumulative cash dividends accruing on a daily basis from the date of issuance of the Series B Preferred Stock through and including the date on which such dividends are paid at the annual rate of Six Percent (6%) (the “Applicable Rate”) per share of the Series B Preferred Stock.  The cash dividends provided for in this Section 2.1(a) are hereinafter referred to as “Base Dividends.”

(b)  The Company shall not declare any dividend or distribution on or with respect to the Common Stock of the Company without the written consent of the holders of a majority of the issued and outstanding shares of the Series B Preferred Stock.

       (c)  In addition to the Base Dividends, in the event any dividends are declared or paid or any other distribution is made on or with respect to the Common Stock, the holders of the Series B Preferred Stock as of the record date established by the Board for such dividend or distribution on the Common Stock shall be entitled to receive as additional dividends (the “Additional Dividends”) an amount (whether in the form of cash, securities or other property) equal to the amount (and in the form) of the dividends or distribution that such holder would have received had each share of the Series B Preferred Stock been one share of the Common Stock, such Additional Dividends to be payable on the same payment date as the payment date for the Common Stock.  The record date for any such Additional Dividends shall be the record date for the applicable dividend or distribution on the Common Stock, and any such Additional Dividend shall be payable to the individual, entity or group in whose name the Series B Preferred Stock is registered at the close of the business day on the applicable record date.

     (d)  No dividend shall be paid or declared on any share of Common Stock, unless a dividend, payable in the same consideration and manner, is simultaneously paid or declared, as the case may be, on each share of Series B Preferred Stock in an amount determined in paragraph (c) hereof.  For purposes hereof, the term “dividend” shall include any pro rata distribution by the Company, out of the funds of the Company legally available therefore, of cash, property, securities (including, but not limited to, rights, warrants or options) or other property or assets to the holders of the Common Stock, whether or not paid out of capital, surplus or earnings.

LIQUIDATION RIGHTS

3.1. Liquidation Preference . Upon any liquidation, dissolution, or winding up of the Company, whether voluntary or involuntary (collectively, a “ Liquidation ”), before any distribution or payment shall be made to any of the holders of Common Stock or any series of preferred stock, the holders of Series B Preferred Stock shall be entitled to receive out of the assets of the Company, whether such assets are capital, surplus or earnings, an amount equal to $1.00 per share of Series B Preferred Stock (the “ Liquidation Amount ”) plus all declared and unpaid dividends thereon, for each share of Series B Preferred Stock held by them.

3.2. Pro Rata Distribution . If, upon any Liquidation, the assets of the Company shall be insufficient to pay the Liquidation Amount, together with declared and unpaid dividends thereon, in full to all holders of Series B Preferred Stock, then the entire net assets of the Corporation shall be distributed among the holders of the Series B Preferred Stock, ratably in proportion to the full amounts to which they would otherwise be respectively entitled and such distributions may be made in cash or in property taken at its fair value (as determined in good faith by the Company’s Board of Directors), or both, at the election of the Company’s Board of Directors.

3.3. Merger, Consolidation or Reorganization . For purposes of this Section 3, a Liquidation shall be deemed to be occasioned by or to include the merger, consolidation or reorganization of the Company into or with another entity through one or a series of related transactions, or the sale, transfer or lease of all or substantially all of the assets of the Company.

CONVERSION RIGHTS

The Series B Preferred Stock shall have no rights of conversion.

VOTING RIGHTS

4.1 General.  On all matters, the holders of Series B Preferred Stock and the holders of Common Stock shall vote together and not as separate classes, and the shares of Series B Preferred Stock shall be entitled to one vote per each share of Series B Preferred Stock. Notwithstanding the foregoing, unless otherwise provided by applicable law, to the fullest extent  permitted by law, the holders of Common Stock shall not be entitled to vote on any proposal, action or amendment that solely affects the rights, powers, preferences, qualifications, powers or restrictions of the Series B Preferred Stock.

Series C Convertible Preferred Stock

On May 23, 2014, there were 900 shares of Series C Preferred Stock outstanding.  The following provisions apply to the Series C Preferred Stock, as set forth in the Certificate of Designations filed with the Nevada Secretary of State of May 20, 2014:

DIVIDEND RIGHTS

2.1   Dividends and Distributions.  Each holder of shares of Series C Preferred Stock shall be entitled to receive dividends or distributions on each such share of SeriesC Preferred Stock on an “as converted” into Common Stock basis as provided in Section 4 hereof when and if dividends are declared on the Common Stock by the Board. Dividends shall be paid in cash or property, as determined by the Board.

LIQUIDATION RIGHTS

3.1  Liquidation Preference. There shall be no preference in favor of the holders of the Series A Preferred Stock over the holders of Common Stock or other series of Preferred Stock upon any liquidation, dissolution, or winding up of the Company, whether voluntary or involuntary (collectively, “Liquidation”). Upon any Liquidation, the entire net assets of the Company shall be distributed among the holders of the Series A Preferred Stock (on an “as converted basis” into Common Stock), the other series of Preferred Stock subject to the terms of their certificates of designation, and Common Stock,  ratably in proportion to each such holder’s percentage ownership of the Common Stock of the Company on a fully diluted basis, and such distributions may be made in cash or in property taken at its fair value (as determined in good faith by the Board), or both, at the election of the Board.

CONVERSION RIGHTS

4.1  Conversion.  Each holder of Series C Preferred Stock shall have the right to convert any or all of the shares of Series C Preferred Stock into Common Stock.  Each share of Series C Preferred Stock shall be convertible (the “Conversion Rights”), at the option of the holder thereof, at any time, and from time to time, after the date of issuance of such share (subject to Section 4.5 hereof), at the office of the Company or any transfer agent for the Series C Preferred Stock, into One Hundred Thousand (100,000) shares of Common Stock.  The shares of Common Stock received upon the exercise of Conversion Rights shall be fully paid and non-assessable shares of Common Stock.

4.2  Adjustments.   The Conversion Rights of the Series C Preferred Stock as described in Section 4.1 above shall be adjusted from time to time as follows:

    (a)  In the event of any reclassification of the Common Stock or recapitalization involving Common Stock (including a subdivision, or combination of shares or any other event described in this Section 4.2) the holder of Series C Preferred Stock shall thereafter be entitled to receive, and provision shall be made therefore in any agreement relating to the reclassification or recapitalization, upon conversion of the Series C Preferred Stock, the kind and number of shares of Common Stock or other securities or property (including cash) to which such holder of Series C Preferred Stock would have been entitled if he had held the number of shares of Common Stock into which the Series C Preferred Stock was convertible immediately prior to such reclassification or recapitalization; and in any such case appropriate adjustment shall be made in the application of the provisions herein set forth with respect to the rights and interests  thereafter of the holder of the Series C Preferred Stock, to the end that the provisions set forth herein shall thereafter be applicable, as nearly as reasonably may be, in relation to any shares, other securities, or property thereafter receivable upon conversion of the Series C Preferred Stock.  An adjustment made pursuant to this subparagraph (a) shall become effective at the time at which such reclassification or recapitalization becomes effective.  Prior to January 1, 2016, notwithstanding the foregoing, in no event, however, shall the number of Series C Preferred Stock or the number of shares of Common Stock into which the Series C Preferred Stock is convertible be subject to any adjustment resulting from a reverse split of the Common Stock.

    (b)  In the event the Company shall declare a distribution payable in securities of other entities or  persons, evidences of indebtedness issued by the Company or other entities or persons, assets (excluding cash dividends) or options or rights not referred to in Section 4.2(a) above, the holder of the Series C Preferred Stock shall be entitled to a proportionate share of any such distribution as though he was the holder of the number of shares of Common Stock of the Company into which his shares of Series C Preferred Stock are convertible as of the record date fixed for the determination of the holders of shares of  Common Stock of the Company entitled to receive such distribution or if no such record date is fixed, as of  the date such distribution is made.

4.3   Procedures for Conversion.

    (a) In order to exercise the Conversion Rights pursuant to Section 4.1 above, the holder shall deliver an irrevocable written notice of such exercise to the Company at its principal office (the “Notice of Conversion”). The holder shall, upon the conversion of Series C Preferred Stock in accordance with this Section 4, surrender the certificate representing such shares of Series C Preferred Stock to the Company, at its principal office, and specify the name or names in which the holder wishes the certificate or certificates for shares of Common Stock to be issued. In case the holder shall specify a name or names other than that of the holder, such notice shall be accompanied by payment of all transfer taxes (if transfer is to a person or entity other than the holder thereof), if any, payable upon the issuance of shares of Common Stock in such name or names. Within five (5) business days of the receipt of the Notice of Conversion, the Company shall deliver or cause to be delivered certificates representing the number of validly issued, fully paid and non-assessable shares of Common Stock to which the holder shall be entitled. Such conversion, to the extent permitted by law, shall be deemed to have been effected as of the date of receipt by the Company of any Notice of Conversion pursuant to this Section 4.3(a), upon the occurrence of any event specified therein. Upon conversion of a share of Series C Preferred Stock, such share shall cease to constitute a share of Series C Preferred Stock and shall represent only a right to receive shares of Common Stock into which it has been converted.

    (b) Beginning as of the date hereof, the Company shall at all times reserve and keep available out of its authorized Common Stock the full number of shares of Common Stock of the Company issuable upon complete the conversion of the shares of Series C Preferred Stock. In the event that the Company does not have a sufficient number of shares of authorized but unissued shares of Common Stock necessary to satisfy the full conversion of shares of Series C Preferred Stock, then the Company shall call and hold a meeting of the stockholders within thirty (30) calendar days of such occurrence for the sole purpose of increasing the number of authorized shares of Common Stock. The Board shall recommend to stockholders a vote in favor of such proposal and shall vote all shares held by them, in proxy or otherwise, in favor of such proposal. This remedy is not intended to limit the remedies available to the holder of the Series C Preferred Stock, but is intended to be in addition to any other remedies, whether in contract, at law or in equity.

4.4   Notices of Record Date.    In the event that the Company shall propose at any time: (i) to declare any dividend or distribution upon any class or series of capital stock, whether in cash, property, stock or other securities; (ii) to effect any reclassification or recapitalization of its Common Stock outstanding involving a change in the Common

Stock; or (iii) to merge or consolidate with or into any other corporation, or to sell, lease or convey all or substantially all of its property or business, or to liquidate, dissolve or wind up; then, in connection with each such event, the Company shall mail to the holder of Series C Preferred Stock: at least ten (10) calendar days’ prior written notice of the date on which a record shall be taken for such dividend or distribution (and specifying the date on which the holders of the affected class or series of capital stock shall be entitled thereto) or for determining the rights to vote, if any, in respect of the matters referred to in clauses (ii) and (iii) in this Section 4.4, and in the case of the matters referred to in this Section 4.4 (ii) and (iii), written notice of such impending transaction not later than ten (10) calendar days prior to the stockholders’ meeting called to approve such transaction, or ten (10) calendar days prior to the closing of such transaction, whichever is earlier, and shall also notify such holder in writing of the final approval of such transaction. The first of such notices shall describe the material terms and conditions of the impending transaction (and specify the date on which the holders of shares of Common Stock shall be entitled to exchange their Common Stock for securities or other property deliverable upon the occurrence of such event) and the Company shall thereafter give such holders prompt notice of any material changes. The transaction shall in no event take place sooner than ten (10) calendar days after the Company has given the first notice provided for herein or sooner than ten (10) calendar days after the Company has given notice of any material changes provided for herein.

4.5   Limitations of Conversion.   The Conversion Rights specified herein shall be subject to the following limitation: The holders of the shares of Series C Preferred Stock may not exercise their Conversion Rights until such time as the Company has sufficient authorized shares of Common Stock in compliance with  Section 4.3(b) of this Agreement.

VOTING RIGHTS

5.1  General.  On all matters, the holders of Series C Preferred Stock and the holders of Common Stock shall vote together and not as separate classes and the Series C Preferred Stock shall be counted on an “as converted” basis times six (6). Notwithstanding the foregoing, to the fullest extent permitted by law, the holders of Common Stock shall not be entitled to vote on any proposal, action or amendment that affects the rights, powers, preferences, qualifications, powers or restrictions of the Series C Preferred Stock.

REDEMPTION

6.1     General. The Company shall have no right of redemption of the Series C Preferred Stock without the written consent of all holders of the Series C Preferred Stock.

MISCELLANEOUS

Prohibition on Issuance of Additional Shares of Preferred Stock.   Commencing as of the effective date hereof, the Company shall not issue any shares of any series of preferred stock without the prior written consent of the Holders of the Series C Preferred Stock.

Options

No options are outstanding as of the date of this Information Statement.

Warrants

No warrants are outstanding as of the date of this Information Statement.

Anti-Takeover Effects of Provisions of the Articles Of Incorporation, Bylaws and Nevada Law

Authorized and Unissued Stock

The authorized but unissued shares of our Common Stock are available for future issuance without the approval of our stockholders. These additional shares may be utilized for a variety of corporate purposes including but not limited to future public or direct offerings to raise additional capital, corporate acquisitions and employee incentive plans. The issuance of such shares may also be used to deter a potential takeover of the Company that may otherwise be beneficial to our stockholders by diluting the shares held by a potential suitor or issuing shares to a stockholder that will vote in accordance with the desires of the Board. A takeover may be beneficial to stockholders because, among other reasons, a potential suitor may offer stockholders a premium for their shares of stock compared to the then-existing market price.

Nevada Anti-Takeover Laws

Nevada Revised Statutes (“NRS”) Sections 78.378 to 78.3793 provide state regulation over the acquisition of a controlling interest in certain Nevada corporations unless the articles of incorporation or bylaws of the corporation provide that the provisions of these sections do not apply. Our Articles of Incorporation and Bylaws do not state that these provisions do not apply.

The statute creates a number of restrictions on the ability of a person or entity to acquire control of a Nevada company by setting down certain rules of conduct and voting restrictions in any acquisition attempt, among other things. The restrictions on the acquisition of controlling interests contained in NRS Sections 78.378 to 78.3793 apply only to a Nevada corporation that:   (a) has 200 stockholders of record (at least 100 of whom have addresses in the State of Nevada appearing on the stock ledgers of the corporation); and (b) does business in the State of Nevada, either directly or through an affiliated corporation. Currently, we do not have 200 stockholders of record, nor do we have 100 stockholders of record with addresses in the State of Nevada. Furthermore, we do not conduct business in the State of Nevada and we do not intend to conduct business in the State of Nevada in the near future. Accordingly, the anti-takeover provisions contained in NRS Sections 78.378 to 78.3793 do not apply to us, and are not likely to apply to us in the foreseeable future.

Transfer Agent and Registrar

Colonial Stock Transfer Company, Inc. is the transfer agent and registrar of our Common Stock. Their address is 66 Exchange Place, Suite 100, Salt Lake City, UT 84111 and their telephone number is  (801) 355-5740.

 INTEREST OF CERTAIN PERSONS IN OPPOSITION TO MATTERS TO BE ACTED UPON

(a)           No officer or Director of the Company has any substantial interest in the matters to be acted upon, other than his role as an officer or Director of the Company.

(b)           No Director in good standing with the Company has informed the Company that he intends to oppose the actions to be taken by the Company as set forth in this Information Statement.

 ADDITIONAL INFORMATION

Additional information concerning Broadleaf Capital Partners, Inc., including its annual and quarterly reports filed with the SEC, may be accessed through the SEC’s EDGAR archives at www.sec.gov.

PROPOSAL 1 – CHANGE OF NAME

The Company’s Board proposes to change the name of the Company from Broadleaf Capital Partners, Inc. to EnergyTek Corp.

Purpose of the Change of Name

With the acquisition of the certain assets of Texas Gulf Oil & Gas, Inc. by our newly-formed subsidiary, Texas Gulf Exploration & Production, Inc., the Company  has changed the focus of its business operations to one of targeting unique, promising technologies with a particular emphasis on energy markets.   The new name will better reflect the new focus of our business operations.

Potential Effects of the Change of Name

The Company does not believe that there are any potential effects with respect to the change of name other than the Company must obtain a new CUSIP number from the CUSIP Service Bureau and a new trading symbol from FINRA.

Summary of Advantages and Disadvantages of Change of Name

There are certain advantages of voting for the Change of Name. The advantages include:

 ·To better identify the business plan and future operations of the Company.

There are no apparent disadvantages of voting for the Change of Name.

Recommendation of the Board of Directors

Our Board unanimously recommended a vote “FOR” the approval to effectuate a change of name of the Company from Broadleaf Capital Partners, Inc. to EnergyTek Corp.

No Voting of Stockholders Required

We are not soliciting any votes with regard to the proposal to effectuate a change of name.   A certain principal stockholder that has voted in favor of this Proposal holds 76.34% of the total issued and outstanding voting stock rights and, accordingly, this principal stockholder has sufficient shares to approve the Proposal.

PROPOSAL 2 – INCREASE AUTHORIZED NUBMER OF SHARES OF COMMON STOCK OF THE COMPANY

The Company’s Board proposes to increase the authorized number of shares of Common Stock from Two Hundred Fifty Million (250,000,000) to Five Hundred Million (500,000,000) $0.001 par value per share.

Purpose of the Increase in Number of Authorized Shares of Common Stock

The purpose of the proposed  increase in the number of authorized shares of common stock is to (i) allow for the conversion of shares of our Series C Preferred Stock as required by the Certificate Designations for Series C Preferred Stock, if and when it is converted, and (ii) to provide authorized but unissued shares which would be available for future acquisitions or capital raising efforts.

Potential Effects of the Increase in Number of Authorized Shares of Common Stock
The Company does not believe that there are any potential effects with respect to the increase of the number of authorized shares.

Summary of Advantages and Disadvantages of Increase in Number of Authorized Shares of Common Stock

There are certain advantages of voting for the Increase in Number of Authorized Shares. The advantages include:

· To allow for the conversion of shares of our Series C Preferred Stock as required by the Certificate Designations for Series A Preferred Stock, if and when it is converted.
·To provide authorized but unissued shares which would be available for future acquisitions or capital raising efforts.

There are certain disadvantages of voting for the Increase in the Number of Authorized Shares of Common Stock.  The disadvantages include:

· The authorized but unissued shares of our Common Stock are available for future issuance without the approval of our stockholders. These additional shares may be utilized for a variety of corporate purposes including but not limited to future public or direct offerings to raise additional capital, corporate acquisitions and employee incentive plans. The issuance of such shares may also be used to deter a potential takeover of the Company that may otherwise be beneficial to our stockholders by diluting the shares held by a potential suitor or issuing shares to a stockholder that will vote in accordance with the desires of the Board. A takeover may be beneficial to stockholders because, among other reasons, a potential suitor may offer stockholders a premium for their shares of stock compared to the then-existing market price.

Recommendation of the Board of Directors

Our Board unanimously recommended a vote “FOR” the approval to increase the authorized number of shares of Common Stock from Two Hundred Fifty Million (250,000,000) to Five Hundred Million (500,000,000) $0.001 par value per share.

No Voting of Stockholders Required

We are not soliciting any votes with regard to the proposal to effectuate the increase in authorized.   A certain principal stockholder that has voted in favor of this Proposal holds 76.34% of the total issued and outstanding voting stock rights and, accordingly, this principal stockholder has sufficient shares to approve the Proposal.

PROPOSAL 3 – REVERSE STOCK SPLIT OF THE COMPANY'S COMMON STOCK

The Company’s Board proposes to effectuate a 1 – for –150 reverse split of the total issued and outstanding shares of Common Stock of the Company as follows:  “There shall be a 1 – for – 150 Reverse Split of the issued and outstanding shares of Common Stock, such that each One hundred fifty (150) shares of Common Stock, $0.001 par value, issued and outstanding immediately prior to the effective date (the “Old Common Stock”) shall be recombined, reclassified and changed into One (1) share of the corporation's Common Stock, $0.001 par value (the “New Common Stock”), with any fractional interest rounded up to the nearest whole share.”

Purpose of a Reverse Stock Split of the Company’s Common Stock

There are various reasons for the proposed Reverse Stock Split, the foremost of which is to increase the price of the Company's traded Common Stock, which the Board believes would foster confidence in the Company and assist it in obtaining financing on more favorable terms than otherwise might be available.

Another projected benefit of the Reverse Stock Split would be to meet the minimum price requirements of OTC Markets, Inc. to be traded on the OTCQB, e.g., $0.01 per share.  In addition, certain clearing houses which are involved in the clearing of the Company's Common Stock have minimum price requirements .  Also, there would be a very substantial reduction in the transaction costs associated with trading in the Company's Common Stock.   In most cases, trading  costs include both "brokers" trading commissions and the “indirect cost” of “dealer markup” that is, the difference between the buying and selling prices of dealers in a given stock the “bid-ask spread”)

However, no assurance can be given that the market price of the Common Stock will increase in direct proportion to the ratio of the Reverse Stock Split.  A failure of the stock's trading price to completely reflect the mathematics of the Reverse Stock Split would result in a reduction in the market value of the Company's securities, but, on the other hand, it is no less likely that the Reverse Stock Split may result in a disproportionately increased value of the market value of the Company's Common Stock.

There can be no assurance that the total market capitalization of the Common Stock after the proposed Reverse Stock Split will be equal to the total market capitalization before the proposed Reverse Stock Split or that the market price following the Reverse Stock Split will either exceed or remain in excess of the current market price.

Potential Effects of the Reverse Stock Split

Pursuant to the Reverse Stock Split, each holder of shares of our Common Stock (the “Old Common Stock”) immediately prior to the effectiveness of the Reverse Stock Split will become the holder of fewer shares of our Common Stock (the “New Common Stock”) after consummation of the Reverse Stock Split.  Although the Reverse Stock Split, will not, by itself, impact our assets or properties, the Reverse Stock Split could result in a decrease in the aggregate market value of our equity capital.   The Reverse Stock Split will affect all holders of Common Stock equally and will not affect any Common stockholder's proportionate equity interest in us.  None of the rights currently accruing to holders of the Common Stock, options or warrants to purchase Common Stock or securities convertible into Common Stock will be affected by the Reverse Stock Split.  Following the Reverse Stock Split, each share of New Common Stock will entitle the holder thereof to one vote per share and will otherwise be identical to one share of the Old Common Stock.

The number of shares of Common Stock issued and outstanding will be reduced to a number that will be approximately equal to (a) the number of shares of Common Stock issued and outstanding immediately prior to the effectiveness of the Reverse Stock Split, (b) divided by 150, and (c) increased by the rounding up of any fractional shares to whole shares. With the exception of the number of shares issued and outstanding, the rights and preference of the shares of Common prior and subsequent to the Reverse Stock Split will remain the same.  It is not anticipated that our financial condition, the percentage ownership of management, the number of our stockholders or any aspect of our business would materially change as a result of the Reverse Stock Split.  Our Common Stock is currently registered under Section 12(g) of the Exchange Act, and as a result, we are subject to the periodic reporting and other requirements of the Exchange Act.  The Reverse Stock Split is not the first step in, and will not have the effect of, a “going private transaction” covered by Rule 13e-3 under the Exchange Act.  Additionally, the Reverse Stock Split will not affect the registration of our Common Stock under the Exchange Act as we will continue to be subject to the Exchange Act's periodic reporting requirements.

Effectiveness of Reverse Stock Split

The Reverse Stock Split will be effected at a ratio of one-for-one hundred fifty (1-for-150). Commencing on the effective date of the Reverse Stock Split, each Old Common Stock certificate will be deemed for all corporate purposes to evidence ownership of the reduced number of shares of Common Stock resulting from the Reverse Stock Split and each stockholder of record who owns a fewer number of shares of our Common Stock than the Reverse Stock Split ratio shall have his or her fractional shares rounded up to equal one whole share of New Common Stock.

Summary of Advantages and Disadvantages of Reverse Stock Split

There are certain advantages and disadvantages of voting for the Reverse Stock Split. The advantages include:

· To increase the price per share of our Common Stock which would the shares of Common Stock to be more easy and less expensive to be traded on the open market.
· To meet the minimum price requirements for trading on the OTCQB and the minimum price requirements of some clearing houses.
·To increase the price per share of our Common Stock which would increase our ability to raise investment capital.

The disadvantages include:

 ·The possibility that the increase in price per share occurring at the time of the Reverse Stock Split will not hold and that the share price may fall, thus decreasing the overall value of one’s stock holdings.

Recommendation of the Board of Directors

Our Board unanimously recommended a vote “FOR” the approval to effectuate the one-for-one hundred fifty (1-for-150) Reverse Stock Split.

No Voting of Stockholders Required

We are not soliciting any votes with regard to the proposal to effectuate the reverse stock split.   A certain principal stockholder that has voted in favor of this Proposal holds 76.34% of the total issued and outstanding voting stock rights and, accordingly, this principal stockholder has sufficient shares to approve the Proposal.

PROPOSAL 4 – ELECT TO CEASE BEING AN INVESTMENT COMPANY

The Company’s Board proposes to confirm and ratify that on May 4, 2012, both the Board of Directors and the Stockholders at a Stockholder meeting held that day, voted to elect to no longer be registered as an Investment Company under the Investment Company Act of 1940 due to the Company being primarily engaged, directly or through wholly-owned subsidiaries, in a business other than that of investing, reinvesting, owning, holding or trading in securities and ratifying and instructing that the Company file a Form N-54C notifying the Securities and Exchange Commission  and formalizing such election.

Purpose of the Election and Ratification

As the Company no longer qualifies to be an Investment Company under the Investment Company Act of 1940, the purpose is to confirm and ratify that on May 4, 2012, both the Board of Directors and the Stockholders at a shareholder meeting held that day, voted to elect to no longer be registered as an Investment Company due to the Company being primarily engaged, directly or through wholly-owned subsidiaries, in a business other than that of investing, reinvesting, owning, holding or trading in securities and ratifying and instructing that the Company file a Form N-54C notifying the Securities and Exchange Commission  and formalizing such election.

Potential Effects of the Election and Ratification

The Company does not believe that there are any potential effects with respect to ratification of the election to cease to be an Investment Company under the Investment Company Act of 1940 as the Company no longer qualifies as an Investment Company and its business model since 2012 has been other than as an Investment Company.

Summary of Advantages and Disadvantages of Election and Ratification

There are certain advantages of voting for the Election and Ratification.  The advantages include:

 ·To not be subject to the regulation of the Company as an investment advisor.

 ·To better identify the business plan and future operations of the Company.

There are no apparent disadvantages of voting for the Election and Ratification.

Recommendation of the Board of Directors

Our Board unanimously recommended a vote “FOR” the approval to confirm and ratify that on May 4, 2012, both the Board of Directors and the Stockholders at a Stockholder meeting held that day, voted to elect to no longer be registered as an Investment Company under the Investment Company Act of 1940 due to the Company being primarily engaged, directly or through wholly-owned subsidiaries, in a business other than that of investing, reinvesting, owning, holding or trading in securities and ratifying and instructing that the Company file a Form
N-54C notifying the Securities and Exchange Commission  and formalizing such election.

No Voting of Stockholders Required

We are not soliciting any votes with regard to the proposal to effectuate the election and ratification.   A certain principal stockholder that has voted in favor of this Proposal holds 76.34% of the total issued and outstanding voting stock rights and, accordingly, this principal stockholder has sufficient shares to approve the Proposal.

DELIVERY OF DOCUMENTS TO SECURITY HOLDERS SHARING AN ADDRESS

Only one (1) Information Statement is being delivered to multiple security holders sharing an address unless the Company has received contrary instructions from one or more of the security holders. The Company shall deliver promptly upon written or oral request a separate copy of the Information Statement to a security holder at a shared address to which a single copy of the documents was delivered.  A security holder can notify the Company that the security holder wishes to receive a separate copy of the Information Statement by sending a written request to the Company at 201 S. Laurel, Luling, TX 78648; or by calling the Company at (713) 333-3630 and requesting a copy of the Information Statement. A security holder may utilize the same address and telephone number to request either separate copies or a single copy for a single address for all future Information Statements and annual reports.

By Order of the Board of Directors

/s/  Donna Steward____________________
Donna Steward, Secretary

Luling, Texas
________, 2014